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Exhibit 4.3

IKANOS COMMUNICATIONS, INC.

AMENDMENT NO. 2 TO FOURTH AMENDED
AND RESTATED INVESTOR RIGHTS AGREEMENT

        This AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT ("Amendment") is entered into as of March 3, 2006, by and among IKANOS COMMUNICATIONS, INC., a Delaware corporation (the "Company") and certain parties set forth on the attached Exhibit 1 (the "Existing Stockholders") to that certain Fourth Amended and Restated Investor Rights Agreement dated as of March 5, 2004, as amended on February 27, 2006 (collectively the "Agreement"). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

RECITALS

        WHEREAS, the Company has provided proper and timely notice to the holders of Registrable Securities in accordance with the terms of the Agreement with respect to the Company's intention to file of a registration statement with the Securities and Exchange Commission ("SEC") pursuant to which the Company proposes to engage in a follow-on underwritten public offering of shares of its Common Stock (the "Proposed Offering");

        WHEREAS, pursuant to Amendment No. 1 dated February 27, 2006, solely for the purposes of the Proposed Offering, the Company and certain of the Holders of Registrable Securities amended Section 6(b) of the Agreement to permit Other Shareholders and certain additional holders of Common Stock to sell shares of Company Common Stock in the Proposed Offering;

        WHEREAS, the Company and certain of the Holders of Registrable Securities desire to further amend Section 6(b) of the Agreement to clarify the number of shares that Other Shareholders and certain additional holders of Company Common Stock will be able to sell in the Proposed Offering;

        WHEREAS, Section 27 of the Agreement provides that the Agreement may be amended by the written consent of the Company and the holders of at least two-thirds (2/3) of the Registrable Securities (excluding any shares held by the Founder), provided any such amendment, waiver or modification applies by its terms and to the extent applicable in the same manner to the Founder, the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors, Series E Investors and each such assignee;

        WHEREAS, the undersigned below constitute at least two-thirds (2/3) of the Registrable Securities (excluding any shares held by the Founder); and

        WHEREAS, the relationship of the parties shall continue to be governed by the terms of the Agreement as amended by this Amendment,

        NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

        1.    Amendment.    Section 6(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

    "6.    Company Registration.

          (b)    Underwriting.    If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6(a)(i). In such event the right of any Holder to registration pursuant to Section 6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter selected for underwriting by the Company. Notwithstanding any other provision of this Section 6, if the Underwriter in its sole discretion advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then (a) if such registration is the first registered offering of the Company's securities to the public, the Company may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto; (b) if such registration is the second registered offering of the Company's securities to the public and occurs on or prior to September 30, 2006, Other Shareholders, holders of vested Company options and shareholders who otherwise do not hold registration rights pursuant to this Agreement each of whom is then designated by the Company as currently an officer, director, employee or consultant of the Company (the "Additional Shareholders") and Holders of Regsitrable Securities shall be able to participate in such offering on the following basis: (i) Additional Shareholders shall be able to participate up to an aggregate maximum of 950,000 shares and (ii) Holders of Registrable Securities shall be able to include a number of Registrable Securities in such offering equal to the balance of shares entitled to be included in the registration and underwriting by persons other than the Company, including the underwriters over-allotment, if any; provided, however, that the Additional Shareholders may take less than their proportional interest (or the Company may exclude from such registration and underwriting some or all of the shares of Company Common Stock that the Additional Shareholders may elect to sell other than their shares of Registrable Securities if any) and in no event will the holders of Registrable Securities be limited in their right to sell Registrable Securities equal to less than one-fourth (1/4) of the total number of shares to be sold by the Company in such offering; and (c) if such registration is other than the first or second registered offering of the sale of the Company's securities to the public, the Company may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in such registration and underwriting to not less than twenty-five percent (25%) of the total number of shares of stock of the Company to be included therein. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting by persons other than the Company pursuant to clause (a) or (c) above shall be allocated in the following priority: first, to Holders of Registrable Securities (other than Founder) (and pro rata among such Holders on the basis of all Registrable Securities then held by such Holders); second, to Founder; and third, among all Other Shareholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration."

        2.    Governing Law.    This Amendment shall be governed by and interpreted under the laws of the State of California, without regard to its choice of law provisions.

        3.    Severability.    In the event that any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Amendment shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Amendment to either Party.

        4.    Modification.    With the written consent of the record or beneficial holders of at least two-thirds (2/3) of the Registrable Securities (excluding any shares held by the Founder), the rights and obligations of the Company and the holders of Registrable Securities under this Amendment may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this

Amendment; provided, however, that no such modification, amendment or waiver shall reduce the percentage of Registrable Securities required to consent to a waiver as set forth in this Section 4 without the consent of all of the Purchasers of the Registrable Securities.

        5.    Counterparts.    This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above. This Amendment may be signed in counterparts.

COMPANY:
IKANOS COMMUNICATIONS, INC. a Delaware corporation
By:
Rajesh Vashist President and Chief Executive Officer

[Signature Page to Ikanos Communications, Inc., Amendment No. 2
to Fourth Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above. This Amendment may be signed in counterparts.

EXISTING STOCKHOLDERS:
By:

Print Name:

Title:

[Signature Page to Ikanos Communications, Inc., Amendment No. 2
to Fourth Amended and Restated Investor Rights Agreement]

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IKANOS COMMUNICATIONS, INC.
AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT